Exhibit 99.1

Innovative Solutions & Support, Inc. Announces First Quarter Fiscal 2024 Financial Results

EXTON, Pa. – February 14, 2024 – (BUSINESS WIRE) Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (NASDAQ: ISSC) today announced its financial results for the first quarter of fiscal 2024, which ended December 31, 2023.

For the first quarter of fiscal 2024, IS&S reported net sales of $9.3 million, up 43% from $6.5 million in the first quarter a year ago. The Company reported net income of $1,057,350, or $0.06 per share, increases of 51% and 50%, respectively, compared to $698,651, or $0.04 per share, in the first quarter of fiscal 2023.

Gross profit in the first quarter of 2024 was $5.5 million, or 59.3% of sales, compared to $3.7 million, or 57.1% of sales in the first quarter of 2023.

Sales and earnings in the first quarter of 2024 continued to benefit from the product lines acquired from Honeywell International, Inc. (“Honeywell”) pursuant to an exclusive license and asset acquisition that closed in the third quarter of 2023.

Shahram Askarpour, Chief Executive Officer of IS&S, said, “We are pleased to report another quarter of year-over-year growth in both revenues and earnings. The integration of the product lines acquired from Honeywell is progressing and ongoing. These products complement our existing portfolio of products, offer recurring revenues, and introduce IS&S to a new market segment. As we continue to generate gross margins approaching 60% and strong cash flow, our debt position was reduced to $10.6 million as of December 31, 2023, or approximately $8.9 million less than just three months ago. Revenues were up 43% in the quarter, keeping us on pace with our goal to grow annualized revenues by approximately 40% compared to our pre-acquisition revenue levels upon the completion of the integration.”

For the first quarter of fiscal 2024, the Company generated $4.2 million of cash flow from operations.

New orders in the first quarter of fiscal 2024 were approximately $10.4 million. Backlog as of December 31, 2023, was $14.6 million. Only purchase orders in hand are included in our sales backlog, which primarily consists of orders from our OEM customers that have long-term programs—Pilatus PC-24, Textron King Air, Boeing T-7 Red Hawk and the Boeing KC-46A. IS&S expects these programs to remain in production for approximately a decade and anticipates that they will continue to generate future sales. Due to their nature, the products licensed from Honeywell do not typically enter backlog.

Conference Call

The Company will be hosting a conference call on Thursday, February 15, 2024 at 10:00 AM ET to discuss these results and the Company’s business outlook and product development. Please use the following dial- in number to register your name and Company affiliation for the conference call: 844-739-3798 and ask to join the Innovative Solutions & Support call. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The Company supplies integrated Flight Management Systems (FMS), Auto-Throttle Systems and advanced GPS receivers for precision low carbon footprint navigation.

FORWARD LOOKING STATEMENT DISCLAIMER

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely”, “projected”, “might”, “potential”, “preliminary”, “provisionally” and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, statements about: future revenue; financial performance and profitability; future business opportunities; the integration of the Honeywell product lines, including statements regarding the ongoing integration, how the product lines complement our existing portfolio of products, offer recurring revenues and introduce us to a new market segment, and expectations regarding growth of annualized revenues upon completion of such integration; and the timing of our long-term programs remaining in production and continuing to generate future sales. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

(unaudited)

	December 31,	September 30,
	2023	2023
ASSETS
Current assets
Cash and cash equivalents	$467,334	$3,097,193
Accounts receivable	5,583,593	9,743,714
Contract asset	647,644	487,139
Inventories	7,799,935	6,139,713
Prepaid inventory	11,509,067	12,069,114
Prepaid expenses and other current assets	919,639	1,073,012
Asset held for sale	-	2,063,818

Total current assets	26,927,212	34,673,703

Goodwill	3,557,886	3,557,886
Intangible assets, net	15,916,821	16,185,321
Property and equipment, net	7,931,009	7,892,427
Deferred income taxes	1,141,048	456,392
Other assets	224,221	191,722

Total assets	$55,698,197	$62,957,451

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Current portion of lomg-term debt	$10,611,514	$2,000,000
Accounts payable	1,545,799	1,337,275
Accrued expenses	2,984,947	2,918,325
Contract liability	228,306	143,359

Total current liabilities	15,370,566	6,398,959

Long-term debt	-	17,500,000
Other liabilities	427,581	421,508

Total liabilities	15,798,147	24,320,467

Commitments and contingencies	-	-

Shareholders' equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at December 31, 2023 and September 30, 2023	-	-

Common stock, $.001 par value: 75,000,000 shares authorized, 19,550,184 and 19,543,441 issued at December 31, 2023 and September 30, 2023, respectively	19,549	19,543

Additional paid-in capital	54,522,975	54,317,265
Retained earnings	6,726,063	5,668,713
Treasury stock, at cost, 2,096,451 shares at December 31, 2023 and at September 30, 2023	(21,368,537)	(21,368,537)

Total shareholders' equity	39,900,050	38,636,984

Total liabilities and shareholders' equity	$55,698,197	$62,957,451

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

(unaudited)

	Three months ended
	December 31,
	2023	2022
Net Sales:
Product	$4,424,108	$5,088,208
Customer service	4,227,247	1,061,149
Engineering development contracts	656,708	366,899
	9,308,063	6,516,256

Cost of sales:
Product	1,781,345	2,415,944
Customer service	1,726,961	319,102
Engineering development contracts	276,595	57,406
Total cost of sales	3,784,901	2,792,452

Gross Profit	5,523,162	3,723,804

Operating expenses:
Research and development	901,144	670,445
Selling, general and administrative	3,006,819	2,261,863
Total operating expenses	3,907,963	2,932,308

Operating income	1,615,199	791,496

Interest (expense)	(360,013)	-
Interest income	79,479	115,892
Other income	17,699	18,196

Income before income taxes	1,352,364	925,584

Income tax expense	295,014	226,933

Net income	$1,057,350	$698,651

Net income per common share:
Basic	$0.06	$0.04
Diluted	$0.06	$0.04

Weighted average shares outstanding:
Basic	17,451,362	17,316,766
Diluted	17,474,906	17,326,177